                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated as follows:


-    AMB Property Corporation and subsidiaries                                            February 2, 1999
-    AMB Contributed Properties                                                             March 27, 1998
-    Crysen Corridor Warehouse                                                           February 24, 1998
-    Boston Industrial Portfolio                                                             March 27,1998
-    The Jamesburg Property                                                                 March 27, 1998
-    Orlando Central Park                                                                   March 27, 1998
-    Totem Lake Malls                                                                       March 27, 1998
-    Dallas Warehouse Portfolio (Garland Industrial Portfolio)                              April 21, 1998
-    Twin Cities Office/Showroom Portfolio (Minnetonka Industrial Portfolio)                   May 1, 1998
-    Willow Park Portfolio                                                                    June 8, 1998
-    Amberjack Portfolio                                                                      July 9, 1998
-    Willow Lake Portfolio                                                                   July 21, 1998
-    National Distribution Portfolio                                                         July 31, 1998
-    Mawah Portfolio                                                                         July 31, 1998
-    Cabot Industrial Portfolio                                                           October 29, 1997
-    Cabot Business Park                                                                  October 29, 1997
-    Manhattan Village Shopping Center                                                    October 17, 1997
-    Weslayan Plaza                                                                       October 17, 1997
-    Silicon Valley R&D Portfolio                                                         October 17, 1997

and to all references to our Firm included in this registration statement.




San Francisco, California                                    ARTHUR ANDERSEN LLP
May 17, 1999